               Consent of Independent Accountants



We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our report dated January

19, 2001, relating to the financial statements and financial highlights which appears in the November 30, 2000 Annual Report to Shareholders of Alliance International Premier Growth Fund,

which are also incorporated by reference into the Registration

Statement.  We also consent to the references to us under the headings "Financial Highlights", "Shareholder Services -

Statements and Reports", "General Information - Independent

Accountants" and "Financial Statements and Report of Independent

Accountants" in such Registration Statement.





PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 25, 2001



















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